GOLDEN GATE FUND, INC.

                                       and

                             COLLINS & COMPANY, LLC

                                 Code of Ethics


                              Adopted June 1, 2000


I.   DEFINITIONS
     -----------

     A. "Access person" means any director, officer or advisory person of the Fund or of the Adviser.

     B.   "Act" means the Investment Company Act of 1940, as amended.

     C.   "Adviser" means Collins & Company, LLC.

     D. "Advisory person" means: (i) any employee of the Fund or Adviser or of any company in a control relationship to the Fund or Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or Managed Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund or Managed Accounts with regard to the purchase or sale of Covered Securities by the Fund or Managed Accounts.

     E. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of such Act and the rules and regulations promulgated thereunder.

     G. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

     H. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include:
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          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end registered investment companies.

     I. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and the rules and regulations promulgated thereunder.

     J.   "Fund" means Golden Gate Fund, Inc.

     K. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     L. "Investment personnel" means: (i) any employee of the Fund or Adviser or of any company in a control relationship to the Fund or Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or Managed Accounts; and (ii) any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund or Managed Accounts regarding the purchase or sale of securities by the Fund or Managed Accounts.

     M. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

     N. "Managed Accounts" include any client account for which the Adviser provides investment management services.

     O. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

II.  APPROVAL OF CODE OF ETHICS
     --------------------------

     A. The Board of Directors of the Fund, including a majority of the Disinterested directors, shall approve this Code of Ethics and any material changes thereto. Prior to approving this Code of Ethics and any material changes thereto, the Board of Directors must determine that this Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b) of the Act and shall receive a certification from the Adviser that it has adopted


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

          such procedures as are reasonably necessary to prevent access persons of the Adviser from violating this Code of Ethics.

     B. No less frequently than annually, the officers of the Fund and the officers of the Adviser shall furnish a report to the Board of Directors of the Fund:

          1. Describing issues arising under the Code of Ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to such material violations. Such report shall also include a list of access persons under the Code of Ethics.

          2. Certifying that the Fund and Adviser have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

     C. This Code of Ethics, the certifications required by Sections II.A. and II.B.(2), and the reports required by Sections II.B. shall be maintained by the Fund's Administrator. The reports required by
          Section V shall be maintained by the Fund's President or designee.

III. EXEMPTED TRANSACTIONS
     ---------------------

The prohibitions of Section IV of this Code of Ethics shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund or any Managed Account; provided, however, that the prohibitions of Section IV.B of this Code of Ethics shall apply to such purchases and sales.

          (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund or Managed Account.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.  PROHIBITED ACTIVITIES
     ---------------------

     A. Except in a transaction exempted by Section III of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial


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

          ownership unless such purchase or sale has been "precleared" by the Compliance Officer of the Adviser. (The Compliance Officer's trades shall be "precleared" by Brian Eisenbarth who may also approve trades (other than his own) in the absence of the Compliance Officer.) No transaction shall be "precleared" if, at the time of such purchase or sale, such security is being considered for purchase or sale by a Fund or a Managed Account or is being purchased or sold by a Fund or a Managed Account. All "precleared" trades must be completed no later than the close of business following the day the trade was "precleared". Notwithstanding the foregoing, Disinterested directors and directors who are not advisory persons are not required to "preclear" transactions unless the director knows or should have known at the time of such purchase or sale, such security is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

     B. Access persons, including Investment Personnel but excluding Disinterested directors and directors who are not advisory persons, may not acquire any securities in an Initial Public Offering without the prior approval of the Compliance Officer of the Adviser. Prior approval shall not be given if the Compliance Officer believes that the investment opportunity should be reserved for the Fund or a Managed Account or is being offered to the individual by reason of his or her position with the Fund or the Adviser.

     C. Except in a transaction exempted by Section III of this Code of Ethics, access persons, including Investment Personnel but excluding Disinterested directors and directors who are not advisory persons, must obtain approval from the Compliance Officer of the Adviser before directly or indirectly acquiring beneficial ownership in any securities in a Limited Offering. Prior approval shall not be given if the Fund's Compliance Officer believes that the investment opportunity should be reserved for the Fund or a Managed Account or is being offered to the individual by reason of his or her position with the Fund or the Adviser.

     D. Except for service which began prior to the effective date hereof, access persons shall not serve on the board of directors of publicly traded companies absent prior authorization of the Board of Directors of the Fund. The Board of Directors of the Fund may so authorize such board service only if it determines that such board service is not inconsistent with the interests of the Fund and its shareholders.

V.   REPORTING AND COMPLIANCE PROCEDURES
     -----------------------------------

     A. Except as provided in Section V.B. of this Code of Ethics, every access person shall report to the Fund the information described in
          Section V.C., Section V.D. and Section V.E. of this Code of Ethics. All reports shall be filed with the Compliance Officer of the Adviser.


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

     B.   1.   A  Disinterested  director  of the  Fund  need  not make a report pursuant to Section V.C. and V.E. of this Code of Ethics and need only  report a  transaction  in a Covered  Security  pursuant  to
               Section  V.D.  of this  Code  of  Ethics  if  such  Disinterested director,  at the  time  of such  transaction,  knew  or,  in the ordinary  course of fulfilling his official  duties as a director of the Fund,  should  have known that,  during the 15-day  period
               immediately   preceding  the  date  of  the  transaction  by  the
               director, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund.

          2. An access person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          3. An access person need not make a quarterly transaction report pursuant to Section V.D. of this Code of Ethics if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer of the Adviser with respect to the access person in the time period required by Section V.D., provided that all of the information required by Section V.D. is contained in the broker trade confirmations or account statements or in the records of the Adviser. Employees of the Adviser are prohibited from maintaining personal or related person brokerage accounts at brokerage firms not affiliated with the Adviser without the prior approval of the Compliance Officer of the Adviser. If such approval is obtained, duplicate broker trade confirmations and account statements must be sent to the Compliance Officer of the Adviser.

     C. Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

     D. Every access person shall, no later than ten (10) days after the end of a calendar quarter, file a quarterly transaction report containing the following information:


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

          1. With respect to any transaction during the quarter in a Covered Security in which the access person had any direct or indirect beneficial ownership:

               (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) The price of the Covered Security at which the transaction was effected;

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

               (e)  The date that the report is submitted by the access person.

          2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

               (a) The name of the broker, dealer or bank with whom the access person established the account;

               (b)  The date the account was established; and

               (c)  The date that the report is submitted by the access person.

     E. Every access person shall, no later than January 30 each year, file an annual holdings report containing the following information as of the preceding December 31:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

          2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.


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

     F. Any report filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     G. The Compliance Officer of the Adviser shall review all reports filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics. The Compliance Officer of the Adviser shall identify all access persons who are required to file reports pursuant to this
          Section V of this Code of Ethics and must inform such access persons of their reporting obligation.

VI.  SANCTIONS
     ---------

Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund or the Managing Member of Adviser, as applicable, may impose such sanctions as they deem appropriate. In particular, the Adviser reserves the right to reverse any trade that violates this Code of Ethics and may charge the account with any resulting loss.



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